UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

BLUE STAR FOODS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 836-6858

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

BLUE STARS FOOD CORP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”), contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income, earnings per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and (iv) the assumptions underlying or relating thereto.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition of Disposition of Assets

The Merger and Related Transactions

Merger Agreement

On November 8, 2018 (the “Closing Date”), Blue Star Foods Corp. (formerly A.G. Acquisition Group II, Inc.), a Delaware corporation (the “Company,” “we,” “us,” or “our”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with John Keeler & Co., Inc., d/b/a Blue Star Foods, a privately held Florida corporation (“Blue Star”), Blue Star Acquisition Corp., a newly formed, wholly-owned Florida subsidiary of the Company (“Acquisition Sub”), and John Keeler, Blue Star’s sole stockholder (the “Blue Star Stockholder”). Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Blue Star, which was the surviving corporation and thus became our wholly-owned subsidiary (the “Merger”).

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Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of Blue Star, which is an international seafood company that processes, packages and sells refrigerated pasteurized blue and red crab meat, and other premium seafood products. See “Description of Business” below.

At the Closing Date, each of the 500 shares of Blue Star’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 30,000 shares of our common stock, $0.0001 par value per share (“Common Stock”). As a result, an aggregate of 15,000,000 shares of our Common Stock were issued to the Blue Star Stockholder.

At the effective time of the Merger, the Company redeemed 9,250,000 shares of Common Stock from the pre-Merger stockholders of the Company (the “Pre-Merger Holders”), which retained an aggregate of 750,000 shares of Common Stock.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to indemnification provisions.

The Merger was treated as a recapitalization and reverse acquisition of the Company for financial accounting purposes. Blue Star is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Blue Star before the Merger in future filings with the SEC.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The issuance of shares of Common Stock to the Blue Star Stockholder in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC, under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

As of the date of the Merger Agreement, there were no material relationships between the Company or any of its affiliates and Blue Star, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

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The Offering

Concurrently with the closing of the Merger, we held an initial closing of our private placement offering (the “Offering”) of a minimum of $700,000 and a maximum of $3,200,000 of units of our securities (the “Units”), in which we sold 725 Units at a purchase price of $1,000 per Unit.

Each Unit consisted of one share of the Company’s 8% Series A convertible preferred stock, par value $0.0001 per share (the “Series A Stock”), initially convertible into shares (the “Conversion Shares”) of the Company’s Common Stock, at a conversion rate of $2.00 per share (the “Conversion Rate”) and (ii) a three-year warrant (the “Warrant”) to purchase one-half of one share of Common Stock for every share of Common Stock that would be received upon conversion of a share of Series A Stock (the “Warrant Shares”), at an exercise price equal to $2.40.

The aggregate gross proceeds from the Offering were $725,000.

The Company Settlement

Effective upon the closing of the Merger, we issued an aggregate of 688 Units to eleven “accredited investors” (the “Settlement Parties”) for each such individual or entity entering into a settlement and mutual general release agreement (the “Settlement Agreement”) with the Company in full and complete settlement and satisfaction and release of claims such Settlement Parties may have against the Company (the “Company Settlement”).

The shares of the Company’s Common Stock issued to the Blue Star Stockholder in connection with the Merger, and the shares of the Company’s Series A Stock and Warrants issued in connection with the Offering and the Company Settlement were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC thereunder. The Common Stock issued in connection with the Offering and the Company Settlement was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

The closing of the Offering and the closing of the Merger were conditioned upon each other.

Registration Rights

On November 8, 2018, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors in the Offering. Pursuant to the terms of the Registration Rights Agreement, within 120 business days after the closing of the Offering, the Company is obligated toll file a registration statement (the “Registration Statement”) with the SEC covering the Conversion Shares and the Warrant Shares (collectively, the “Registrable Shares”) and use its commercially reasonable efforts to cause such Registration Statement to be declared effective and to keep such Registration Statement effective for a period of twelve months or for such shorter period ending on the earlier to occur of (x) the sale of all Registrable Securities and (y) the availability of Rule 144 for the sale of the Registrable Securities without volume limitations within a 90 day period (the “Effectiveness Period”). Notwithstanding the foregoing, in the event that the SEC limits the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the SEC on a pro-rata basis (the “SEC Cutback”).

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The holders of Registrable Shares will have “piggyback” registration rights for such Registrable Shares with respect to two registration statements in accordance with the terms and the notice requirements of the Registration Rights Agreement, subject to a SEC Cutback or a customary cutback in an underwritten offering, both which would be pro rata.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

2018 Equity Incentive Award Plan

In connection with the Merger, we have adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards. 7,500,000 shares of Common Stock are reserved for issuance under the 2018 Plan as future incentive awards to executive officers, employees, consultants and directors.

Upon the closing of the Merger, (i) options to purchase an aggregate of 104 shares of Blue Star’s common stock at an exercise price of $10,000 per share, which were outstanding immediately prior to the closing of the Merger, were converted into ten-year immediately exercisable options to purchase an aggregate of 3,120,000 shares of Common Stock at an exercise price of $0.333 under the 2018 Plan, and (ii) ten-year options to purchase 3,120,000 shares of Common Stock at an exercise price of $2.00, which vest one-year from the date of grant, were issued under the 2018 Plan.

Changes to the Board of Directors and Executive Officers

On the Closing Date of the Merger, Laura Anthony and Howard Gostfrand, the then-current directors and Chief Financial Officer and Chief Executive Officer of the Company, respectively, resigned from all such positions as directors and officers of the Company and were replaced by new officers and directors. Immediately following the closing of the Merger, our board of directors was reconstituted to consist of John Keeler, Carlos Faria, Christopher Constable and Nubar Herian. Following the Merger, our officers consisted of the officers of Blue Star immediately prior to the Merger. See “Management - Directors and Executive Officers” below for information about our new directors and executive officers.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Lock-up Agreements

In connection with the Merger, each of our executive officers and directors after giving effect to the Merger (the “Restricted Holders”) and each of the Pre-Merger Holders, holding at the closing date of the Merger an aggregate of 750,000 shares of our Common Stock, entered into lock-up agreements (the “Lock-Up Agreements”), whereby the Restricted Holders are restricted for a period of 18 months and the Pre-Merger Holders are restricted for 12 months, after the Merger (the “Restricted Period”), from sales or dispositions (including pledges) in excess of 50% of all of the Common Stock held by (or issuable to) them and at a price below $2.20 per share (such restrictions together the “Lock-Up”). Notwithstanding such restrictions, during the Restricted Period (i) the Restricted Holders may transfer up to 10% of their shares to a charitable organization which agrees to be bound by such Lock-Up restrictions and (ii) the Pre-Merger Holders may transfer up to 10% of their shares to a third party which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, neither the Restricted Holders nor the Pre-Merger Holders may sell, dispose or otherwise transfer more than one-third of the Common Stock held by such Holder in any two-month period.

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Redemption from Pre-Merger Holders

In connection with the Merger, the Company redeemed an aggregate of 9,250,000 shares of Common Stock from the Pre-Merger Holders for cancellation by the Company (the “Share Redemption”) and, as a result, the stockholders retained an aggregate of 750,000 shares of Common Stock after the Merger, representing a value of $1.5 million. The shares were redeemed in consideration for the direct benefit the Pre-Merger Holders will receive in connection with the consummation of the Merger.

Settlement and General Release

Effective upon the closing of the Merger, we issued an aggregate of 688 Units to the Settlement Parties for entering into Settlement Agreements with respect to the Company Settlement.

Pro Forma Ownership

Immediately after giving effect to (i) the Merger, (ii) the Share Redemption, (iii) the initial closing of the Offering, and (iv) the Company Settlement, there were 16,015,000 shares of our Common Stock issued and outstanding as of the Closing Date, as follows:

●	the Blue Star Stockholder holds 15,000,000 shares of our Common Stock;

●	the Pre-Merger Stockholders hold 750,000 shares of our Common Stock, and

●	265,000 shares were issued to certain service providers in connection with the Merger.

In addition,

●	investors in the initial closing of the Offering hold 725 shares of Series A Stock, which Series A Stock is convertible into an aggregate of 362,500 Conversion Shares, and an aggregate of 181,250 Warrants, which are exercisable for 181,250 Warrant Shares.

●	688 shares of Series A Stock, which Series A Stock is convertible into an aggregate of 344,000 Conversion Shares, and an aggregate of 172,000 Warrants, which are exercisable for 181,250 Warrant Shares, were issued to the Settlement Parties in the Company Settlement;

●	Options to purchase an aggregate of 6,240,000 shares of Common Stock were issued under the 2018 Plan to certain of our officers and directors upon the closing of the Merger.

No other securities convertible into or exercisable or exchangeable for the Common Stock are outstanding.

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Our Common Stock is not traded on any exchange or quoted on the OTC Markets, and there is no public market for the Common Stock.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Blue Star is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Blue Star and will be recorded at the historical cost basis of Blue Star, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Blue Star, historical operations of Blue Star, and operations of the Company and its subsidiaries from the Closing Date of the Merger. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the Closing Date of the Merger. Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”), and an “emerging growth company” under the Jumpstart Our Business Startups Act, or the JOBS Act, following the Merger. We believe that as a result of the Merger we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

Description of Business

Immediately following the Merger, the business of Blue Star became our business.

Corporate Information

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination with an unidentified target. Since inception and prior to the Merger, we have only engaged in organizational efforts. As a result of the Merger, we have acquired the business of Blue Star. Blue Star was formed in the State of Florida on May 5, 1995 as John Keeler & Co., Inc., d/b/a Blue Star Foods.

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, and 5,000,000 shares of the preferred stock. Our Common Stock is not traded on any exchange or quoted on the OTC Markets, and there is no public market for our Common Stock.

Our principal executive offices are located at 3000 NW 109th Avenue, Miami, Florida, 33172. Our telephone number is (305) 836-6858. Our website address is www.bluestarfoods.com. The information contained on, or that can be accessed through, our website is not a part of this Report

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Company Overview

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products, including crab cakes, finfish and wakami salad. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States, Canada and Europe under several premium proprietary brand names such as Blue Star, Oceanica, Pacifika, Crab & Go and Harbor Banks. Our products are also sold in Mexico, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong.

The crab meat which we import is processed in 14 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers.

The Company sells primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

Our premium proprietary brands are differentiated in terms of quality and price point.

We believe that we utilize best-in-class technology, in both resource sustainability management and ecological packaging.

The Company’s executive offices and warehouse facility are based in Miami, Florida Additionally, the Company may, from time to time, utilize third party warehouses located in Miami, Baltimore, Philadelphia and Los Angeles.

Strategy

Our strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified sustainability.

We plan to grow the Company organically by continuing to grow our customer base, offering additional species to our customers, introducing new value-added product lines and strategically acquiring companies that we believe we can integrate into a larger, vertically integrated company.

Competitive Strengths -Sustainable and Traceable Product Sourcing

We believe that our greatest point of differentiation from other seafood companies are our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

We purchase the majority of our crab product from processors which source the crab meat from local fishermen in Indonesia, the Philippines, Thailand, Vietnam, Sri Lanka and India, to whom we pay a premium in order to outfit their boats with a proprietary GPS-based system. This system allows us to trace where the crab product originates and ensure that only mature crabs are being harvested by the use of collapsible traps and not gill nets.

We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site, to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

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The crab meat is purchased directly from processors with whom we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved Hazard Analysis Critical Control Point (“HACCP”) Plan. Additionally, all suppliers are certified by the British Retail Consortium (the “BRC”) and are audited annually to ensure safety and quality of our product.

Our warehouse facility in Miami, Florida is the only crab meat facility audited by the BRC in the U.S.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

●	Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

●	Pacifika is a quality brand for the price conscious end-user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

●	Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look / taste of dishes.

●	Crab + Go Premium Seafood is geared towards millennials as part of the trend toward prepackaged grab and go items. The product is packaged in flexible foil pouches.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. Since their introduction in 2003, these pouches have saved in excess of 800 metric tons of carbon dioxide emissions versus metal can packaging material.

Competition

In general, the international seafood industry is intensely competitive and highly fragmented. We compete with local and overseas manufacturers and importers engaged in similar products.

The Company’s primary competitors are Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Bonamar Corporation and Twin Tails Seafood Corp.

Industry Overview

The international seafood industry is going through a period of rapid change as it strives to meet the needs of a growing population around the world, where food consumption habits are evolving. We believe there are powerful trends emerging in the developing world (including a growing demand for animal-based protein) as well as and in the developed world (where there is an increased awareness and focus on sustainable sourcing and protecting marine ecosystems).

Population Growth and Global Seafood Consumption

●	The United Nations estimates that there will be close to 9.8 billion people on our planet by the year 2050(1), a significant increase from the existing population estimates of 7.6 billion.(1)

(1)	United Nations – Department of Economic and Social Affairs (2017)

●	As the population has grown, so has per capita consumption. World per capita apparent fish consumption increased from an average of 9.9 kg in the 1960s to 14.4 kg in the 1990s and 19.7 kg in 2013, with preliminary estimates for 2014 and 2015 pointing towards further growth beyond 20 kg.(2)

(2)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

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Sources of Seafood

●	Global total capture fishery production in 2014 was 93.4 million tonnes, of which 81.5 million tonnes from marine waters and 11.9 million tonnes from inland waters(3).

(3)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

●	Where seafood comes is sourced is changing in order to meet the demand. In 2014, a milestone was reached when the aquaculture sector’s contribution to the supply of fish for human consumption overtook that of wild-caught fish for the first time(4).

(4)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

Seafood Industry Participants

●	The mix of parties involved in seafood varies from the local village fisherman, to large, international, vertically-integrated seafood companies.

●	The total number of fishing vessels in the world in 2014 is estimated at about 4.6 million, with the fleet in Asia being the largest, consisting of 3.5 million vessels and accounting for 75 percent of the global fleet, followed by Africa (15%), Latin America and the Caribbean (6%), North America (2% ) and Europe (2% )(5).

(5)	Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2016”.

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Growth Strategy

We intend to grow the business organically and through strategic acquisitions.

Organic growth – We believe that allocating additional capital to our existing business plan will allow us to continue to meet growing demand from end-customers for seafood products. The Company also currently intends to introduce new species, including lobster tails, fin fish and other specialty seafood proteins in the next 18 months.

Acquisitions –We also currently intend to evaluate strategic acquisitions in the fragmented seafood industry. We believe that such potential acquisitions may add value in several ways, including geographical diversification and new specifies offerings, as well as operational and price synergies.

Products

We currently have four products: Blue Star, Pacifika, Oceanica, and Crab & Go Premium Seafood:

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end-user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look / taste of dishes.

Grab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Suppliers

We purchase crab meat directly from 14 processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified by the BRC and are audited annually to ensure safety and quality.

The Company has three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in Indonesia, the Philippines and China, which accounted for approximately 93% of the Company’s total purchases during 2017. These suppliers included Bacolod Blue Star Export Corp. (“Bacolod”), an affiliated party based in the Philippines, which accounted for approximately 53% of the Company’s total purchases during 2017. Three non-affiliated suppliers, PT Siger Jaya Abadi and PT Blue Star Anugrah of Indonesia and Longhai Desheng Seafood Stuff Co. Ltd. of China made up the balance of the 22% of the supply concentration.

Sales, Marketing and Distribution

The Company’s products can be found in the United States, Mexico, Canada, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States, Canada and Europe under several brand names such as Blue Star, Oceanica, Pacifika and Harbor Banks.

The Company has a sales team of four employees based throughout the U.S. who sell directly to customers most of whom are in the food service and retail industry and also manage a network of nine regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. We sell to retail customers either directly or via distributors that specialize in the retail segment.

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The Company does not own its own fleet of trucks and utilizes “LTL” national freight carriers to deliver its products to its customers. Less than truckload freight shipping (“LTL”) is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, we pay for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Our Technology

We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site, to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

Customers

Our customer base is comprised of some of the largest companies in the food service and retail industry. We sell our crab meat to our customers through purchase orders. Currently, almost 70% of our revenue is derived from fortune 500 customers. For the fiscal year ended December 31, 2017, sales to food distributors accounted for 68% of our revenue, sales to large buying cooperatives accounted for 14% of our revenue, and sales to retail and wholesale clubs accounting for 12% of our revenue. The balance of our revenue derived from smaller seafood distributors and value-added processors.

Our sales are diversified geographically throughout the United States, with Florida being the largest geographic concentration at 18% of sales. As typical in the seafood industry, a large portion of our revenue is located along the eastern seaboard with 54% of our revenue derived from sales to customers along the East Coast from Massachusetts to Florida. International sales directly or through our affiliate in the United Kingdom, Strike the Gold Foods, Ltd. make up roughly 5% of revenue.

The Company had three customers which accounted for approximately 63% of revenue during the year ended December 31, 2017. Outstanding receivables from these customers accounted for approximately 66% of the total accounts receivable as of December 31, 2017. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of patent, trademark, copyright, trade secret and other intellectual property laws and confidentiality agreements to protect our intellectual property. Our policy is to seek patent protection in the United States and in certain foreign jurisdictions for our products, processes and other technology where available and when appropriate. We also in-license technology, inventions and improvements we consider important to the development of our business.

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In addition to our patents, we also rely upon trade secrets, know-how, trademarks, copyright protection and continuing technological and licensing opportunities to develop and maintain our competitive position. We have periodically monitored and continue to monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees to execute confidentiality and non-competition agreements upon commencing employment with us. Despite these safeguards, any of our know-how or trade secrets not protected by a patent could be disclosed to, or independently developed by, a competitor.

It is our standard practice to require our employees to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership in those works Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

The following is a list of our patents:

Title	Country	Patent No. OR Publication No.	Issue Date	Application No.	Application Date
POUCH-PACKAGED CRABMEAT PRODUCT AND METHOD	US	2015/0257426 A1		14/205,742	3/12/2014
METHOD FOR PACKAGING CRABMEAT	US	8445046 B2	5/21/2013	13/681,027	11/19/2012
METHOD FOR PACKAGING CRABMEAT	US	8337922 B2	12/25/2012	10/691,480	10/21/2003
METHOD FOR PACKAGING CRABMEAT	EPC	1526091 B1			10/21/2004
	TH	28,256
	PH	1-2005-000216
	ID	21261

Our patents expire 20 years from the date of issuance.

The following is a list of our registered trademarks, and trademarks for which we have filed applications.

Mark	Registration No.	Registration Date	Application No.	Application Date
SEASSENTIALS	4573673	22-Jul-14	86050295	28-Aug-13
AMERICA’S FAVORITE CRABMEAT	2961590	7-Jun-05	78344059	22-Dec-03
ECO-FRESH	4525998	6-May-14	77922376	28-Jan-10
	3858522	5-Oct-10	77885209	3-Dec-09
	3818057	13-Jul-10	77885203	3-Dec-09
OCEANICA	3711200	17-Nov-09	77595180	17Oct08
	2419060	9-Jan01	75855876	19Nov-99

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Government Regulation

Our distribution facility in Florida and our international suppliers are certified in accordance with the HACCP, standards for exporting aquatic products to the United States. The HACCP standards are developed by the U.S. Food and Drug Administration (the “FDA”), pursuant to the FDA’s HACCP regulation, Title 21, Code of Federal Regulations, part 123, and are used by the FDA to help ensure food safety and control sanitary standards.

Food Safety and Labeling

We are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the FDA. FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program will impact how food is grown, packed, processed, shipped and imported into the United States and will govern compliance with Good Manufacturing Practices regulations (“cGMPs”). The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

Trade

For the purchase of products harvested or manufactured outside of the United States, and for the shipment of products to customers located outside of the United States, we are subject to customs laws regarding the import and export of shipments. Our activities, including working with customs brokers and freight forwarders, are subject to regulation by U.S. Customs and Border Protection, part of the Department of Homeland Security.

Federal Trade Commission

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

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Anticorruption

Because we are organized under the laws of a state in the U.S. and our principal place of business is in the U.S., we are considered a “domestic concern” under the Foreign Corrupt Practices Act (“FCPA”) and are covered by the anti-bribery provisions of the FCPA. The anti-bribery provisions of the FCPA prohibit any domestic concern and any officer, director, employee, or agent, acting on behalf of the domestic concern from paying or authorizing payment of anything of value to (i) influence any act or decision by a foreign official; (ii) induce a foreign official to do or omit to do any act in violation of his/her lawful duty; (iii) secure any improper advantage; or (iv) induce a foreign official to use his/her influence to assist the payor in obtaining or retaining business, or directing business to another person.

Environmental Regulation

We are subject to a number of federal, state, and local laws and other requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including: the discharge of pollutants into the air and water; the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, and reporting of, and emergency response in connection with, hazardous materials (including asbestos) associated with our operations; noise emissions from our facilities; and safety and health standards, practices, and procedures that apply to the workplace and the operation of our facilities. Insurance

We maintain general liability and product liability, property, worker’s compensation and business interruption insurance and are in the process of obtaining director and officer insurance in amounts and on terms that we believe are customary for companies similarly situated. In addition, we maintain excess insurance where we believe it is reasonably cost effective.

Property

We lease approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility under a lease expiring in June 2021 for $16,916 per month from John Keeler Real Estate Holding, Inc. (“Keeler Real Estate”), a corporation owned by each trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom is a child of our Executive Chairman, John Keeler. The Company is a guarantor of the mortgage on the distribution facility which had a balance of approximately $1,325,189 as of June 30, 2018. We believe our current facilities are adequate for our immediate and near-term needs.

Employees

As of November 12, 2018, we have sixteen full time employees and one part-time employee. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

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Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

Risk Factors

You should consider carefully the risks and uncertainties described below, together with all of the other information in this Current Report on Form 8-K. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. The risks described below are not the only risks facing the Company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations and/or prospects.

Risks Relating to Our Company and Business

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of crab meat is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in the Company.

Our business is dependent upon the sale of a commodity which value is subject to fluctuation and which value greatly fluctuates. Our net sales and operating results vary significantly due to the volatility of the value of the crab meat that we sell which may result in the volatility of the market price of our common stock.

A material decline in the population and biomass of crab meat that we sell in the fisheries from which we obtain our crab meat would materially and adversely affect our business.

The population and biomass of crab meat are subject to natural fluctuations which are beyond our control and which may be exacerbated by disease, reproductive problems or other biological issues and may be affected by changes in weather and global environmental changes. The overall health of a crab or other fish is difficult to measure, and fisheries management is still a relatively inexact science. Since we are unable to predict the timing and extent of fluctuations in the population and biomass of our products, we are unable to engage in any measures that might alleviate the adverse effects of these fluctuations. Any such fluctuation which results in a material decline in the population and biomass in the fisheries from which we obtain our crab meat would materially and adversely affect our business. Our operations are also subject to the risk of variations in supply.

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We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image.

A significant portion of our revenues are derived from a single product, crab meat, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

A significant portion of our revenues are derived from a single product, crab meat. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for crab meat include economic conditions and evolving consumer preferences. A substantial downturn in market demand for crab meat may have a material adverse effect on our business and on our results of operations.

Risks Related to Our Industry

Regulation of the fishing industry may have an adverse impact on our business.

The international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks. In the past, these concerns have resulted in the imposition of quotas that subject individual countries to strict limitations on the amount of seafood that is allowed to be caught or harvested. Environmental groups have been lobbying for additional limitations. If international organizations or national governments were to impose additional limitations on crab meat or the seafood products we sell, this could have a negative impact on our results of operations.

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Segments of the seafood industry in which we operate are competitive, and our inability to compete successfully could adversely affect our business, results of operations and financial condition.

We compete with major integrated seafood companies such as Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Bonamar Corporation and Twin Tails Seafood Corp. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability. An increase in imported products in the U.S. at low prices could also negatively affect our profitability.

Our insurance coverage may be inadequate to cover losses we may incur or to fully replace a significant loss of assets.

Our involvement in the fishing industry may result in liability for pollution, property damage, personal injury or other hazards. Although we believe we have obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability and/or deductible amounts that may not be sufficient to cover the full extent of such liabilities or losses. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering any liability or loss for such events.

Our operations, revenue and profitability could be adversely affected by changes in laws and regulations in the countries where we do business.

The governments of countries into which we sell our products, from time to time, consider regulatory proposals relating to raw materials, food safety and markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products and increase our operational costs, which, in turn, could affect our profitability. To the extent that we increase our product prices as a result of such changes, our sales volume and revenues may be adversely affected.

Furthermore, these governments may change import regulations or impose additional taxes or duties on certain imports from time to time. These regulations and fees or new regulatory developments may have a material adverse impact on our operations, revenue and profitability. If one or more of the countries into which we sell our products bars the import or sale of crab meat or related products, our available market would shrink significantly, adversely impacting our results of operations and growth potential.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as premium grade crab meat, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the crab meat industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

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Risks Related to Our Reliance on Third Parties

We are dependent on third parties for our operations.

Our business is dependent upon our relationships with vendors in Southeast Asia for co-packing, processing and shipping product to us. If for any reason these companies became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to import our products until we found another entity that could provide these services. Failure to find a suitable replacement, even on a temporary basis, would have an adverse effect on our results of operations.

We are primarily dependent on three suppliers to provide our crab meat product.

The Company had three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in Indonesia, Philippines, China, which accounted for approximately 93% of the Company’s total purchases during the year ended December 31, 2017. The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2016. These four suppliers were located in four countries (Indonesia, the Philippines, China and the United States), and accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2016. These suppliers included Bacolod, which accounted for approximately 53% and 22% of the Company’s total purchases, during the years ended December 31, 2017 and 2016, respectively. The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Three customers accounted for the majority of our revenue.

The Company had three customers which accounted for approximately 63% and 60% of revenue during the years ended December 31, 2017 and December 31, 2016, respectively. Outstanding receivables from these customers accounted for approximately 66% of the total accounts receivable as of December 31, 2017. The loss of any of these major customers could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

All of our significant customer contracts and some of our supplier contracts are short-term and may not be renewable on terms favorable to us, or at all.

All of our customers and some of our suppliers operate through purchase orders or short-term contracts. Though we have long-term business relationships with many of our customers and suppliers and alternative sources of supply for key items, we cannot be sure that any of these customers or suppliers will continue to do business with us on the same basis. Additionally, although we try to renew these contracts as they expire, there can be no assurance that these customers or suppliers will renew these contracts on terms that are favorable to us, if at all. The termination of, or modification to, any number of these contracts may adversely affect our business and prospects, including our financial performance and results of operations.

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Risks Related to Our Financial Condition and Capital Requirements

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from the Offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next 12 months. If our available cash balances, net proceeds from the Offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including because of lower demand for our products or due to other risks described herein, we may seek to sell Common Stock or preferred stock or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;

●	provide for supply and inventory costs;

●	fund development and marketing efforts of any future products or additional features to then-current products;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

●	finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;

●	the cost of expanding our operations and offerings, including our sales and marketing efforts;

●	the effect of competing market developments; and

●	costs related to international expansion.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

We will incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we will incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as rules implemented by the SEC, and the OTC Markets. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel will devote a substantial amount of time to these compliance programs and monitoring of and compliance with, public company reporting obligations. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time consuming and costly.

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To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to be eligible for quotation on the OTC Markets or meet the eligibility requirements for the NASDAQ Stock Market(“NASDAQ”).

We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not yet required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report. We are just beginning the costly and challenging process of compiling the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

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Our loan and security agreement with ACF Finco I LP (“ACF”), contains operating and financial covenants that may restrict our business and financing activities.

As of November 8, 2018, we had $7,425,386.97 in outstanding debt to ACF. Borrowings under our loan and security agreement with ACF are secured by substantially all of our personal property, including our intellectual property. Our loan and security agreement contain affirmative and negative covenants which restricts our ability to, among other things:

●	dispose of or sell our assets;

●	make material changes in our business;

●	merge with or acquire other entities or assets;

●	incur additional indebtedness;

●	create liens on our assets;

●	pay dividends; and

●	make investments.

The operating and financial restrictions and covenants in our loan and security agreement, as well as any future financing agreements into which we may enter, may restrict our ability to finance our operations and engage in, expand or otherwise pursue our business activities and strategies. Our ability to comply with these covenants may be affected by events beyond our control, and future breaches of any of these covenants could result in a default under our loan and security agreement. If not waived, future defaults could cause all of the outstanding indebtedness under our loan and security agreement to become immediately due and payable and terminate all commitments to extend further credit.

If we do not have or are unable to generate sufficient cash available to repay our debt obligations when they become due and payable, either upon maturity or in the event of a default, we may not be able to obtain additional debt or equity financing on favorable terms, if at all, which may negatively impact our ability to operate and continue our business as a going concern.

We face risks related to the current global economic environment which could harm our business, financial condition and results of operations.

The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets, concerns regarding the availability of credit pose a risk that could impact our international relationships, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. Global trade issues and the impositions of tariffs could also have an adverse effect on our international business activities. If the current global economic environment deteriorates, our business could be negatively affected.

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Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations.

If we are unable to support demand for our current and our future products, including ensuring that we have adequate resources to meet increased demand our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for processing, customer service, billing and general process improvements and expand our internal quality assurance program, among other things. We may also need to purchase additional equipment and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

The loss of our Executive Chairman, Chief Executive Officer or Chief Financial Officer or our inability to attract and retain highly skilled officers and key personnel could negatively impact our business.

Our success depends on the skills, experience and performance of our Executive Chairman, Chief Executive Officer and Chief Financial Officer. The individual and collective efforts of these individuals will be important as we continue to develop and expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing and sale of our products could lead to the filing of product liability claims alleging that our product made users ill. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend.

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We maintain product liability insurance, but this insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could lead to regulatory investigations, product recalls or withdrawals, damage our reputation or cause current vendors, suppliers and customers to terminate existing agreements and potential customers and partners to seek other suppliers, any of which could negatively impact our results of operations.

We face risks associated with our international business.

Our international business operations are subject to a variety of risks, including:

●	difficulties with [managing] foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws, including export control laws and the FCPA, and anti-money laundering laws;

●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations; and

●	less developed infrastructure.

If we expand into other target markets we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.

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Our results may be impacted by changes in foreign currency exchange rates.

Currently, the majority of our international sales contracts are denominated in U.S. dollars. We pay certain of our suppliers in a foreign currency and we may pay others in the future in foreign currency. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our product less competitive in international markets or our costs could increase. Also, if our international sales increase, we may enter into a greater number of transactions denominated in non-U.S. dollars, which could expose us to foreign currency risks, including changes in currency exchange rates.

A larger portion of our revenues may be denominated in other foreign currencies if we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

We could be negatively impacted by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business. Any violation of anti-corruption laws or regulations could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might harm our business, financial condition or results of operations. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations. We have developed propriety software for the management and operation of our business. We have installed, and expect to expand a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing support services and product to our customers and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

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Our operations are vulnerable to interruption or loss due to natural or other disasters, power loss, strikes and other events beyond our control.

We conduct a significant portion of our activities, including administration and data processing, at facilities located in Southern Florida that have experienced major hurricanes and floods which could affect our facilities, , could significantly disrupt our operations, and delay or prevent product shipment during the time required to repair, rebuild or replace damaged processing facilities; these delays could be lengthy and costly. Our suppliers in Southeast Asia are also vulnerable to natural disasters which could disrupt their operations and their ability to supply product to us. If any of our customers’ facilities are negatively impacted by a disaster, product shipments could be delayed. Additionally, customers may delay purchases of products until operations return to normal. Even if we and/or our suppliers are able to quickly respond to a disaster, the ongoing effects of the disaster could create some uncertainty in the operations of our business. In addition, our facilities may be subject to a shortage of available electrical power and other energy supplies. Any shortages may increase our costs for power and energy supplies or could result in blackouts, which could disrupt the operations of our affected facilities and harm our business.

Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in countries in which our products are sold. Also, although we have registered our trademark in various jurisdictions, our efforts to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete and hurt our results of operation. Also, protecting our intellectual property rights is costly and time consuming. Policing unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights and any such litigation may be costly and may divert our management’s attention from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. Although we are not aware of any of such litigation, we have no insurance coverage against litigation costs, so we would be forced to bear all litigation costs if we cannot recover them from other parties. All foregoing factors could harm our business, financial condition, and results of operations. Any unauthorized use of our intellectual property could make it more expensive for us to do business and harm our operating results.

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We may be exposed to infringement or misappropriation claims by third parties, which, if determined against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties. Holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms. There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors may have obtained or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management. These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. If any of these developments were to occur, they each could have a negative impact on our sales.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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Risks Related to Regulatory Matters

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

The FDA and other government agencies regulate, among other things, with respect to our products and operations:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product safety;

●	marketing, sales and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions;

●	product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.

The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties;

●	termination of distribution;

●	recalls or seizures of products;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

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Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition and results of operations.

Product liability claims could divert management’s attention from our business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Risks Relating to Our Common Stock

We may be unable to register for resale all of the Common Stock included within the Units sold in the Offering, in which case a stockholder will need to rely on an exemption from the registration requirements in order to sell such shares.

We are obligated to file the “resale” Registration Statement with the SEC that covers all of our Conversion Shares and Warrant Shares included within the Units sold in the Offering within 120 business days after the closing of the Merger. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of Common Stock for resale. In certain circumstances, the SEC may take the view that the Offering requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the Offering could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse effect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act, as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations adopted subsequent to the date of this Report, could have on the manner in which the Common Stock may be registered or our ability to register the Common Stock for resale at all.

If we are not able to cause the Registration Statement to be declared effective, then investors will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144 which may require that the investor have held the shares to be sold for a minimum period of time.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect our company.

We have agreed, at our expense, to prepare a registration statement covering the Conversion Shares and Warrant Shares in connection with the Offering. Our obligation requires us to file the Registration Statement with the SEC within 120 business days of the closing of the Merger. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the Registration Statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause the Registration Statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect us.

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As a result of the Merger, Blue Star became subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of the Merger, Blue Star became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause Blue Star’s expenses to be higher than they would have been if Blue Star remained privately-held and did not consummate the Merger.

If we fail to maintain an effective system of internal controls we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our Common Stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We are in the process of evaluating changes to internal controls for our new public company status but have not yet implemented changes. Failure to implement changes to our internal controls or any other factors that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our business, operations or reported financial information. Any such inability to establish effective controls or loss of confidence would have an adverse effect on our company and could adversely affect the trading price of our Common Stock.

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of our products;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	product liability claims;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

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In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

If our existing stockholders convert our Series A Stock or exercise Warrants or sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the lock-up Restricted Period lapses, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

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In the future, we may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We are authorized to issue an aggregate of 100,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the common stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

There is currently no market for our Common Stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our Common Stock at times and prices that you believe are appropriate.

Our Common Stock is not listed on a national securities exchange, or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our Common Stock and our Common Stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our Common Stock is highly illiquid, and you will likely experience difficulty in re-selling such shares at times and prices that you may desire

Our Common Stock may be deemed a “penny stock” which may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The sales practice requirements of the Financial Industry Regulatory Authority’s (“FINRA”) may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the price of our Common Stock to fluctuate or decline.

We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to future development plans;

●	fluctuations in value of the underlying commodity;

●	inability to procure sufficient quantities to meet demand due to the scarcity of the product available from its suppliers

●	level of underlying demand for our products and any other products we sell;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved; and

●	regulatory developments affecting us or our competitors.

If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially. We believe that comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance.

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Our principal stockholders and management own a significant percentage of our Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of November 12, 2018, our executive officers, directors and principal stockholders, together with their respective affiliates, owned approximately 94.8% of our Common Stock, including shares subject to outstanding options that are exercisable within 60 days after such date. Accordingly, these stockholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching our management and/or the board of directors, delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our Common Stock.

The shares of Common Stock issued in the Merger, the Offering and the Company Settlement are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of Common Stock issued in the Merger, the Offering and the Company Settlement have been registered under the Securities Act or registered or qualified under any state securities laws. Such shares of Common Stock were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of Common Stock issued in the Merger, Offering and Company Settlement reflect their restricted status.

In addition to the Conversion Shares and Warrant Shares, we have agreed to register the 15,000,000 shares of Common Stock issued in the Merger, 750,000 shares retained by the pre-Merger shareholders and the shares issuable pursuant to the Company Settlement. There can be no assurance, however, that the SEC will declare the Registration Statement effective, thereby enabling such shares of Common Stock to be freely tradable. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our Common Stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Report on Form 8-K. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of Common Stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

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Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our Common Stock, and because we will not be listed on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock.

Because the Merger was a reverse merger, the Registration Statement we file with respect to the shares of Common Stock received by investors in the Merger might be subject to heightened scrutiny by the SEC.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of Common Stock pursuant to Rule 144, and the SEC may subject the Registration Statement we file with respect to the shares of Common Stock received by investors in the Merger and the Offering to heightened scrutiny.

The resale of shares covered by the Registration Statement could adversely affect the market price of our Common Stock in the public market, should one develop, which result would in turn negatively affect our ability to raise additional equity capital.

The sale, or availability for sale, of our Common Stock in the public market may adversely affect the prevailing market price of our Common Stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. We have agreed, at our expense, to prepare and file the Registration Statement with the SEC registering the resale of an aggregate of 17,074,750 shares of Common Stock issued and/or issuable in connection with the Merger, the Offering, the Company Settlement and the shares retained by the pre-Merger shareholders. Once effective, the Registration Statement will permit the resale of these shares at any time. The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to the Registration Statement, selling stockholders will continue to offer shares covered by such Registration Statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the Registration Statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our seafood business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

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Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

●	no cumulative voting in the election of directors;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

●	a requirement that special meetings of stockholders be called only by the board of directors;

●	a notice provision requirement for stockholders to nominate directors;

●	a requirement that our directors may be removed only by a supermajority (two-thirds) vote of the stockholders; and

●	the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, our certificate of incorporation will specify that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

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We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan and security agreement with ACF contains, and our future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We may apply the proceeds of the Offering to uses that ultimately do not improve our operating results or increase the value of our Common Stock.

We intend to use the net proceeds from the Offering, including proceeds received upon the exercise of any Warrants sold therein, for general working capital purposes. However, we do not have more specific plans for the net proceeds from the Offering and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our Common Stock.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto filed herewith as Exhibits 99.1 and 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

On November 8, 2018, our wholly-owned subsidiary, Acquisition Sub, merged with and into Blue Star. Pursuant to the Merger, Blue Star was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding stock of Blue Star was converted into shares of our Common Stock.

At the time of the Merger, we redeemed an aggregate of 9,250,000 shares of our Common Stock from our Pre-Merger Holders. The Pre-Merger holder retained an aggregate of 725,000 shares of our Common Stock.

As a result of the Merger, we acquired the business of Blue Star and will continue the existing business operations of Blue Star as a publicly-traded company under the name Blue Star Foods Corp.

As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Blue Star, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

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The following discussion highlights Blue Star’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Blue Star’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of Blue Star for the fiscal years ended December 31, 2017 and 2016, and the unaudited financial statements of Blue Star for the six months ended June 30, 2018, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited and unaudited financial statements. All such adjustments are of a normal recurring nature.

Overview

We were formed in the State of Florida on May 5, 1995 as John Keeler & Co., Inc., d/b/a Blue Star Foods.

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products, including crab cakes, finfish and wakami salad. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States, Canada and Europe under several premium proprietary brand names such as Blue Star, Oceanica, Pacifika, Grab & Go and Harbor Banks. Our products are also sold in Mexico, Central America, the Caribbean, the European Union, the United Arab Emirates, Singapore and Hong Kong.

The crab meat which we import is processed in 14 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers.

The Company sells primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

Our premium proprietary brands are differentiated in terms of quality and price point.

We believe that we utilize best-in-class technology, in both resource sustainability management and ecological packaging.

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The Company’s executive offices and warehouse facility are based in Miami, Florida. Additionally, the Company may, from time to time, utilize third party warehouses located in Miami, Baltimore, Philadelphia and Los Angeles.

Results of Operations

The selected historical financial information presented below is derived from our audited consolidated financial statements for the years ended December 31, 2017 and 2016.

The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this Report.

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Net Sales. Revenue for the twelve months ended December 31, 2017 decreased 1.5% to $36,951,923 as compared to $37,523,380 for the 12 months ended December 31, 2016. The revenue decrease reflects a decrease in poundage sold attributable to pressure on the commodity that caused the Company’s overall imports to decrease by 9% for the twelve months ended December 31, 2017, and a decrease in industry demand as prices increased during 2017 to new market highs causing, we believe, customers to either downgrade their purchases to less expensive specifications, or remove crab from their menus altogether.

Cost of Goods Sold. Cost of goods sold for the twelve months ended December 31, 2017 decreased to $31,254,430 as compared to $32,689,580 for the twelve months ended December 31, 2016. The decrease is partially attributable to the revenue decline but is primarily attributable to selling price outpacing the cost of inventory as prices increased during the 12 months ended December 31, 2017.

Gross Profit Margin. Gross profit margin for the twelve months ended December 31, 2017 increased $863,693 to $5,697,493 from $4,833,800 for the twelve months ended December 31,2016. This increase is directly attributable to rising market prices that outpaced the increase in cost of products that were being shipped during the twelve months ended December 31, 2017. The Company attributes the increase to data analytics that led to decreased purchasing of inventory during the previous cyclical high commodity costs, and a subsequent increase in purchasing as the commodity bottomed out.

Gross profit margin for the twelve months ended December 31, 2017 increased to 15.4% from 12.9% for the same period in 2016. This increase is directly attributable to rising market prices that outpaced the increase in cost of products in inventory during the twelve months ended December 31, 2017.

Commissions Expenses. Commissions expenses decreased from $227,272 for the twelve months ended December 31, 2016 to $155,574 for the twelve-month period ended December 31,2017. The decrease was primarily due to a re-alignment of the Company’s sales structure, reducing the number of accounts that earned brokerage commissions.

Salaries & Wages Expense. Salaries and wages decreased $26,251, or 1.4%, to $1,859,706 for the twelve months ended December 31, 2017 as compared to $1,885,957 for the twelve months ended December 31, 2016 as a result of employee attrition in the international department.

Other Operating Expense. Other operating expenses increased by 1.3% from $2,311,132 for the twelve months ended December 31, 2016 to $2,340,163 for the twelve months ended December 31, 2017. The increase is primarily attributable to an increase in amortization expense for the twelve months ended December 31, 2017, due to an increase in loan costs amortizations related to the lending facility that was executed on August 31, 2016.

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Interest Expense. Interest expense increased from $914,355 for the twelve months ended December 31, 2016 to $969,416 for the twelve months ended December 31, 2017. This increase is due to an increase in interest paid to the Company’s stockholder of $47,660 under 6% promissory notes and an increase of $7,468 of interest paid on third party debt. The increase in stockholder interest is related to interest paid on an additional $500,000 that was loaned to the Company during 2017.

Other Expenses. Other expenses decreased from $368,989 for the twelve months ended December 31, 2016 to $29,478 for the twelve months ended December 31, 2017. The decrease is attributable to a decrease of $248,340 in consultant fees related to the lender forbearance during the first eight months of 2016, a decrease of $23,565 in legal fees related to such lender forbearance and a decrease of $110,000 in forbearance fees for the eight months ended December 31, 2017 as compared to the twelve months ended December 31, 2016.

Net Income/(Loss). The company generated a net profit of $343,156 for the twelve months ended December 31, 2017 as compared to a net loss of $873,905 for the twelve months ended December 31, 2016. The increase in net profit is attributable to an increase in gross profit margins and a decrease in both operating and other expenses. Profits improved despite the reduction in revenue for the twelve months ended December 31, 2017 as compared to December 31, 2016.

Cash (Used in) Provided by Operating Activities. Our cash used in operating activities during the twelve months ended December 31, 2017 was $3,075,944 as compared to cash provided by operating activities of $4,119,808 for the twelve months ended December 31, 2016. The decrease is attributable to cash generated from inventory of ($3,429,637) during the twelve months ended December 31, 2107 as compared to cash generated from inventory of $3,595,789 during the twelve months ended December 31, 2016. Additionally, for the twelve months ended December 31, 2017 cash provided by Accounts receivable was ($257,934) as compared to the cash provided by Accounts receivable of $527,719 for the twelve months ended December 31, 2016.

Cash Used In Investing Activities. Cash used in investing activities for the twelve months ended December 31, 2017 was $33,491 as compared to $17,554 cash used for the twelve months ended December 31, 2016.

Cash Provided by (Used in) Financing Activities. Cash provided by financing activities for the twelve months ended December 31, 2017 was $3,027,821 as compared to cash used in financing activities of $4,064,246 for the twelve months ended December 31, 2016. The primary difference was the increase in the outstanding line of credit and borrowing from the Company’s stockholder during 2017. During the twelve months ended December 31, 2016 cash was utilized to reduce the Company’s working capital line of credit.

Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

Results of Operations

The selected historical financial information presented below is derived from our unaudited consolidated financial statements for the six months ended June 30, 2018 and June 30, 2017.

The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this Report.

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Net Sales. Revenue for the six months ended June 30, 2018 decreased 12.9% to $16,877,503 as compared to $19,374,358 for the six months ended June 30, 2017 as a result of a decrease in poundage sold due to a decrease in industry demand as prices reached a record high during the second quarter of 2018. We believe that these new market highs caused customers to either downgrade their purchases to less expensive specifications or remove crab from their menus altogether. In addition, the Company sold $2,991,200 or 102,000 pounds less of Hanaii crab meat during the six months ended June 30, 2018 due to a shortage of supply coming out of China in the first three months of 2018.

Cost of Goods Sold. Cost of goods sold for the six months ended June 30, 2018 decreased to $14,527,461 as compared to $16,203,074 for the six months ended June 30, 2017. The decrease is attributable to the revenue decline and the reduction in selling price outpacing the reduction in cost of inventory during the first three months of the six-month period ended June 30, 2018. However, during the last three months of the six-month period ended June 30, 2018, the market conditions changed, and the increasing pricing outpaced that of the cost of product in inventory.

Gross Profit Margin. Gross profit margin for the six months ended June 30, 2018 decreased by $821,242 as compared to the six months ended June 30, 2017. This decrease was attributable to the decline in revenue and the downward pressure on the commodity during the first three months of the six- month period ended June 30, 2018 where the decline in selling price outpaced the decline in cost of products that were being shipped during the second three months of the six-month period. The commodity began its record setting rise during the six months ended June 30, 2018 whereby the increase in pricing far outpaced the cost of inventory, but there was insufficient revenue generated during that period to outpace the suppressed margins of the first three months of 2018.

Gross profit margin for the six months ended June 30, 2018 decreased to 13.9% from 16.4% for the same period in 2017. This increase is directly attributable to volatility in the commodity during the first six months of 2018.

Commissions Expenses. Commissions expenses decreased from $78,959 in the six months ending June 30, 2017 to $66,215 for the six months ending June 30, 2018, primarily due to a re-alignment of the Company’s sales structure, reducing the number of accounts that earned brokerage commissions.

Salaries and Wages Expense. Salaries and wages expense increased $8,056, or 0.8% for the six months ended June 30, 2018 as compared to the six months ended June 30, 2017. This increase is reflective of a net hiring in the Company’s selling department late in the first six months of 2018.

Other Operating Expense. Other operating expenses increased by 1.6% from $1,128,197 for the six months ended June 30, 2017 to $1,146,415 for the six months ended June 30, 2018. The increase is primarily attributable to an increase in professional fees during the six months ended June 30, 2018, as the Company prepared for the Merger.

Interest Expense. Interest expense increased from $511,600 for the six months ended June 30, 2017 to $556,224 for the six months ended June 30, 2018. This increase is due to the increase of 0.82%in the underlying 30-day LIBOR rate as compared to 30-day LIBOR rate in the six months ended June 30,2017.

Other Expenses. Other expenses decreased from $9,065 for the six months ended June 30, 2017 to $679 for the six months ended June 30, 2018. This reduction is attributable to the fact that the Company is no longer in forbearance with its credit facility lender.

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Net Income/(Loss). The Company generated a net loss of $352,461 for the six months ended June 30, 2018 as compared to a net profit of $518,549 for the six months ended June 30, 2017. The decrease in net profit is attributable to decreased revenues combined with suppressed margins during the first three months of the six-month period ended June 30, 2018.

Cash Provided by Operating Activities. Cash provided by operating activities during the six months ended June 30, 2018 was $3,134,823 as compared to cash provided by operating activities of $853,141 for the six months ended June 30, 2017. The increase is attributable to cash generated from the reduction of inventory of $5,094,327 during the six months ended June 30, 2018 as compared to cash generated from inventory of $3,549,519 during the six months ended June 30, 2017.

Cash Used for Investing Activities. Cash used for investing activities for the six months ended June 30, 2018 was $6,371 as compared to $3,391 used for investing activities for the six months ended June 30, 2017.

Cash Used in Financing Activities. Cash used from financing activities for the six months ended June 30, 2018 was $3,140,813 as compared to cash used in financing activities of $895,569 for the six months ended June 30, 2017. The Company’s revolving working capital line of credit was paid down via the conversion of inventory during the first six months of each period.

Liquidity and Capital Resources

At June 30, 2018, the Company had working capital deficit of $1,954,434 as compared to $1,676,219 working capital at December 31, 2017. The primary sources of liquidity consisted of inventory of $7,858,523 and accounts receivable of $4,313,662. The decrease in working capital was due primarily from the reduction of inventories of $5,094,327 as opposed to the reduction in accounts payable and the working capital line of credit $4,020,942.

The Company has historically financed its operations through the cash flow generated from operations, loans from John Keeler and a working capital line of credit.

Loan and Security Agreement

On August 31, 2016, the Company entered into a Loan and Security Agreement and a revolving credit note for a $14,000,000 revolving line of credit with ACF, the proceeds of which were used to pay off the prior line of credit, pay new loan costs of approximately $309,000, and provide additional working capital. The credit facility was amended on November 18, 2016, June 19, 2017, October 16, 2017, September 19, 2018 and November 8, 2018. In the fourth amendment the term of this facility was extended to 2021 and is subject to early termination by the lender upon defined events of default. The Company continues to be obligated to meet certain financial covenants.

The line of credit bears an interest at the greater of (i) the 3-month LIBOR rate plus 6.25%, (ii) the prime rate plus 3.0% and (iii) 6.5%. Borrowing is based on up to 85% of eligible accounts receivable plus the net orderly liquidation value of eligible inventory at the same rate, subject to certain specified limitations. The credit line is collateralized by substantially all the assets of the Company and is personally guaranteed by John Keeler, our Executive Chairman. The Company is restricted with respect to certain distribution payments, use of funds and is required to comply with certain other covenants including certain financial ratios.

During the first six months of 2018, the Company failed to meet certain financial covenants. Such default was waived in September 2018 pursuant to the fourth amendment to the Loan and Security Agreement and no default interest was incurred. The Company is currently in compliance with all covenants and the line of credit currently bears interest at the rate of 8.593%. At June 30, 2018 the outstanding balance of the line of credit was $8,972,011.

John Keeler Promissory Notes

From January 2006 through May 2017, Blue Star issued an aggregate of $2,910,000 6% demand promissory notes to John Keeler, our Executive Chairman. As of June 30, 2018, $2,910,000 of principal was outstanding under the notes and we paid an aggregate of $87,300 in interest in monthly payments under the notes. We can prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received.

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Critical Accounting Policies and Estimates

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its variable interest entity for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entity

Under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, Consolidation, when a reporting entity is the primary beneficiary of an entity that is a variable interest entity (“VIE”), as defined in ASC 810, the VIE must be consolidated into the financial statements of the reporting entity. The determination of which owner is the primary beneficiary of a VIE requires management to make significant estimates and judgments about the rights, obligations, and economic interests of each interest holder in the VIE.

The Company evaluates its interests in VIE’s on an ongoing basis and consolidates any VIE in which it has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact its economic performance; and (ii) the obligation to absorb losses of the VIE that could potentially be significant to it or the right to receive benefits from the VIE that could be significant to the VIE.

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike the Gold Foods, Ltd. (“Strike”), a related party entity which holds the Company’s inventory on consignment in United Kingdom (see Note 3). The Company evaluated its interest in Strike and determined that Strike is a VIE due to the Company’s implicit interest in Strike and the fact that Strike and the Company were under common control after the transfer of the controlling interest. Moreover, the Company determined that it is the primary beneficiary of Strike due to the fact that the Company had both the power to direct the activities that most significantly impact Strike and the obligation to absorb losses or the right to receive benefits from Strike. Therefore, the Company consolidated Strike in its financial statements.

Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike. Strike was not a VIE of the Company and the Company was not the primary beneficiary of Strike prior to the controlling interest transfer.

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The Company also evaluated its interest in three related party entities that are under common control with the Company, Bacolod, Bicol Blue Star Export Co. (“Bicol”) and John Keeler Real Estate Holding (“JK Real Estate”), in light of ASC 810. The Company purchased inventory from Bacolod, an exporter of pasteurized crab meat out of the Philippines. The Company purchased inventory, via Bacolod, from Bicol. The Company leases its office and warehouse facility from JK Real Estate, a landlord that is a related party through common family beneficial ownership (see Note 7).

The Company determined that Bacolod and Bicol are not VIE’s as they do not meet the criteria to be considered a VIE per ASC 810. The Company does not directly or indirectly absorb any variability of Bacolod or Bicol. The relationship between the Company and Bacolod and Bicol is strictly a supplier/customer relationship (see Advances to Suppliers and Related Party accounting policy). Moreover, Bacolod and Bicol have other customers besides the Company. Even if the Company is no longer Bacolod or Bicol’s customer, they would be able to sustain their operations from selling their inventory to their other customers. As the Company concluded that Bacolod and Bicol are not VIE’s and the Company is not deemed their primary beneficiary, Bacolod or Bicol is not consolidated with the Company’s financial statements.

The Company determined that JK Real Estate is a VIE due the fact that the Company guarantees the mortgage on the facility rented from JK Real Estate. Therefore, JK Real Estate’s equity at risk is not deemed sufficient to permit JK Real Estate to finance its activities without subordinated financial support. Moreover, the activities of JK Real Estate are substantially conducted on behalf of the Company’s stockholder. The Company concluded that it not the primary beneficiary of JK Real Estate since the Company does not have the power to direct the activities that most significantly impact JK Real Estate. Therefore, JK Real Estate is not consolidated with the Company’s financial statements.

Cash, Restricted Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into cash collateral account and will be cleared and applied to the Company’s line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit. As of December 31, 2017 and December 31, 2016 restricted cash was approximately $29,500 and $194,000, respectively.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

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Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return and allowances and are stated at estimated net realizable value. As of December 31, 2017 and December 31, 2016, the Company recorded sales return and allowances of approximately $155,000 and $134,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2017 and December 31, 2016.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at the Company’s warehouse facility as well as public cold storage facilities and merchandise in transit from suppliers. The cost of inventory is primarily determined using the specific identification method. Inventory is valued at the lower of cost or market, using the first-in, first-out method.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $6,148,000 and $5,363,000 as of December 31, 2017 and December 31, 2016, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or market based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company recorded an inventory allowance of approximately $39,300 and $48,500 for the years ended December 31, 2017 and December 31, 2016, respectively.

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, inclusive of Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of December 31, 2017 and December 31, 2016, the balance due from Bacolod for future shipments was approximately $0 and $982,000, respectively. The 2016 balances represent approximately two to three months of purchases from the supplier.

Fixed Assets Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

Furniture and fixtures	7 to 10 years

Computer equipment	5 years

Warehouse and refrigeration equipment	10 years

Leasehold improvements	7 years

Automobile	5 years

Trade show booth	7 years

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Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. At December 31, 2017 and December 31, 2016, the Company believes the carrying values of its long-lived assets were recoverable and as such, the Company did not record any impairment.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. Dollars. The assets and liabilities held by the Company’s VIE have a functional currency other than the U.S. Dollar. They are translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. The VIE’s revenue and expenses are translated into U.S. Dollars at the average rates that prevailed during the period. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment of approximately $56,000 and $(12,000) for the years ended December 31, 2017 and December 31, 2016, respectively.

Revenue Recognition

The Company recognizes revenue when the products are shipped, the risks of ownership transfer to the customer and collectability is reasonably assured. Revenue is stated net of sales returns and allowances. Provision for sales return is estimated based on the Company’s historical return experience.

The Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration, in accordance with ASC 605, Revenue Recognition. Otherwise, the incentives are expensed.

Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

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The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $108,000 and $82,500, for the years ended December 31, 2017 and December 31, 2016, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration The Company had three customers which accounted for approximately 63% and 60%, of revenue during the years ended December 31, 2017 and 2016, respectively. Outstanding receivables from these customers accounted for approximately 66% and 63% of the total accounts receivable as of December 31, 2017 and 2016, respectively. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Supplier Concentration

The Company had three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in three countries, Indonesia, Philippines, China, which accounted for approximately 93% of the Company’s total purchases during the year ended December 31, 2017.

The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2016. These four suppliers are located in four countries, Indonesia, Philippines, China and USA, which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2016.

These suppliers included Bacolod, a related party, which accounted for approximately 53% and 22% of the Company’s total purchases, during the years ended December 31, 2017 and December 31, 2016, respectively.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Fair Value of Financial Instruments

Our financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and debt obligations. We believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand.

Reclassifications

Certain amounts in prior year have been reclassified to conform to the current year presentation.

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Income Taxes

The Company with stockholder consent has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected on the stockholder’s individual income tax return.

The Company assesses its tax positions in accordance with ASC 740, Income Taxes, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed), that remain subject to examination by the Company’s major tax jurisdictions. The Company’s tax returns for 2014 through 2017 remain subject to examination by the Internal Revenue Service.

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest and penalties related to uncertain tax positions, if any, are classified as a component of income tax expense. The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

For the years ended December 31, 2016 and December 31, 2017, a pro forma income tax provision has been disclosed as if the Company was a C corporation and thus was subject to U.S. federal and state income taxes. The Company computed pro forma tax expense using an effective rate of 34.92% and 68.09% as of December 31, 2016 and December 31, 2017, respectively. The pro-forma provision for income taxes excludes information related to the Company’s VIE.

Recently Issued Accounting Pronouncements

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The below disclosure reflects the Company’s updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily through distributors, and the Company has no significant post-delivery obligations, this did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Required Elements of Revenue Recognition: Revenue from the Company’s product sales is recognized under Topic 606 in a manner that reasonably reflects the delivery of its goods to customers in return for expected consideration and includes the following elements:

●	the Company ensures it has an executed purchase order with its customers that it believes is legally enforceable;

●	the Company identifies the “performance obligation in the respective purchase order;

●	the Company determines the “transaction price” for each performance obligation in the respective purchase order;

●	the Company allocates the transaction price to each performance obligation; and

●	the Company recognizes revenue only when it satisfies each performance obligation.

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These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	Revenue – the Company sells its products to wholesalers, distributors and retailers (i.e., its customers). The Company’s wholesalers/distributors in turn sell its products directly to restaurants or end users as well as retail stores. Revenue from the Company’s product sales is recognized as when the product is taken from the Company’s warehouse via arranged freight or customer pick-up, in return for agreed-upon consideration. Additionally, the Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration. Otherwise, the incentives are expensed. Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

●	Product Returns Allowances – The Company estimates expected product returns for its allowance based on its historical return rates. Returned product is evaluated for resale and may be resold.

ASC 842 Leases. In February 2016, the FASB issued ASC 842 Leases which is to be effective for reporting periods beginning after December 15, 2018. The Company has reviewed the pronouncement and believes it will not have a material impact on the Company’s financial position, operations or cash flows.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our Common Stock at November 12, 2018, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock;

●	each of our directors;

●	each of our named executive officers; and

●	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of November 12, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 16,015,000 shares of Common Stock outstanding as of November 12, 2018, giving effect to the Offering and taking into account the consummation of the Merger, the Share Surrender and the Company Settlement. Shares of Common Stock that a person has the right to acquire within 60 days of November 12, 2018 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors
John Keeler	15,000,000		93.7%
Carlos Faria	3,120,000	(1)	16.3%
Christopher H. Constable	(2)		-
Nubar Herian	450,000	(3)	2.7%
All current directors and executive officers as a group (4 persons)	18,570,000		94.8%

(1)	Represents a currently exercisable option to purchase shares of Common Stock at an exercise price of $0.333 per share.
(2)	Does not include stock options to purchase 3,120,000 shares of Common Stock issued on November 8, 2018, which do not vest until one year from the date of grant.
(3)	Represents 300,000 Conversion Shares and 150,000 Warrant Shares.

Executive Officers and Directors

The following persons became our executive officers and directors on November 8, 2018, upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
John Keeler	47	Executive Chairman of the Board
Carlos Faria	48	President and Chief Executive Officer and a director
Christopher H. Constable	52	Chief Financial Officer, Treasurer and Secretary and a director
Nubar Herian	49	Director

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Our directors hold office for three-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board.

Biographies

John Keeler has been Executive Chairman of the Board since the effectiveness of the Merger. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the board of directors.

Carlos Faria has been President and Chief Executive Officer and a director since the effectiveness of the Merger. Mr. Faria was Senior Vice President of Blue Star since December 2016. Prior thereto, from September 2015 to November 2016, Mr. Faria was senior vice president of Procurement at AquaStar, the largest division of the privately-held Red Chamber Group, a diversified and vertically integrated seafood company, where he developed four new product lines of pasteurized seafood and helped build a supplier network in Indonesia, the Philippines, Thailand, Vietnam and China. From February 2012 to August 2015 Mr. Faria was vice president of operations at Chicken of the Sea Frozen Foods, the largest US division of the Thai Union Group, a diversified and vertically integrated worldwide seafood company and head of East Coast operations of Empress International, where he was responsible for M&A strategy and the acquisition of $250 million Orion Seafood International, Inc., the largest marketer of frozen lobster products in the United States. From May 2003 to January 2012, Mr. Faria was senior vice president of International, Supply Chain & Strategy at John Keeler & Co. where he implemented sales and operations planning process to structure growth for the company and vertically integrated operations in Indonesia and the Philippines with multiple processing plants. Mr. Faria has also held positions in corporate finance, including as a deputy general manager at WestLB Group (Banque Europeenne pour l’Amerique Latine – a West Deutsche Landesbank subsidiary) (Caracas, Venezuela) and as an international business analyst at Citibank, NA (Caracas, Venezuela). Mr. Faria graduated from the Universidad Metropolitana (Venezuela), with a bachelor’s in business administration, majoring in management and received training at the Harvard Business School in supply chain management. Mr Faria’s extensive experience in the seafood industry led to the decision to appoint him to the board of directors.

Christopher H. Constable has been Chief Financial Officer, Treasurer and Secretary and a director since the effectiveness of the Merger. Mr. Constable was Chief Financial Officer of Blue Star since May 2003. Mr. Constable manages the Company’s US finance operations. In addition, Mr. Constable manages the finance operations of the Company’s international affiliates, Bacolod Blue Star Export Corp, Bicol Blue Star Export Corp Strike the Gold Foods, Ltd., affiliated suppliers. Prior thereto, from 1999 to 2003, Mr. Constable was a consultant at Gateway Capital Corp., a business consulting firm, where he analyzed the financial and reporting capabilities of prospective lending customers for lines of credit from $10 to $100 million. Additionally, Mr. Constable was involved with loan workouts of facilities that required either liquidation or restructuring to ensure collectability for the financial institutions. From 1990 to 1999, Mr. Constable was a commercial banker at Mercantile Bankshares in Baltimore, Finova Capital Corporation and Capital Bank, both in south Florida. Mr. Constable received his B.S. in Finance with an Accounting Minor from the Merrick School of Business at the University of Baltimore, in 1989. Mr. Constable’s experience with the Company and industry knowledge led to the decision to appoint him to the board of directors.

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Nubar Herian Nubar Herian has been a director since the effectiveness of the Merger. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the board of directors.There are no family relationships among our directors and executive officers.

Committees

The Company has no nominating, audit or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. The entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Director Independence

Our board of directors currently consists of three members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.”

Board Diversity

Upon consummation of the Merger, the board of directors will review, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

Executive Compensation

The table below sets forth certain information about the compensation paid, earned or accrued by our Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during 2017 (each a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position*	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Total ($)
John Keeler	2017	104,595		18,912	(1)	123,507
Executive Chairman of the Board	2016	104,595		18,915	(1)	123,510

Carlos Faria	2017	120,000	5,000	1,668	(1)	126,668
Chief Executive Officer	2016	10,000		-		10,000

Christopher Constable	2017	235,852	10,897	3,109	(1)	249,768
Chief Financial Officer	2016	236,362		2,837	(1)	199

(1)	Represents health insurance premiums paid on behalf of the executive officer by the Company.

*Howard Gostfrand, served as the Company’s Chief Executive Officer prior to the Merger and received no compensation for such service.

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Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2017, there were no outstanding equity awards held by any Named Executive Officer.

Employment Agreements

We do not currently have employment agreements with our officers.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future. We reimburse our directors for reasonable expenses incurred in connection with their service as directors.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Laura Anthony and Howard Gostfrand resigned as officers and directors and simultaneously therewith a new board of directors was appointed consisting of John Keeler, Carlos Faria, Christopher Constable and Nubar Herian.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we currently intend to enter into indemnification agreements with each of our directors, officers and certain other employees. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are, or were, our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation and of our bylaws is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

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The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

We are in the process of obtaining directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. When obtained, such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Independence

None of our directors are “independent” director as that term is defined by NASDAQ listing standards and SEC rules.

2018 Incentive Plan

We have adopted the 2018 Plan that provides for the grant of up to 7,500,000 shares of Common Stock. Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 6,240,000 million shares of Common Stock to certain executive officers and directors.

Share Reserve. Under the 2018 Plan, 7,500,000 shares of Common Stock will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights(“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

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● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of Common Stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the NASDAQ rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

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Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

● Nonstatutory Stock Options (“NSOs”) will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

● Incentive Stock Options (“ISOs”) will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

● Restricted Stock Awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

● Restricted Stock Unit Awards may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

● Deferred Stock Awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

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● Deferred Stock Units are denominated in unit equivalent of shares of common stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

● Stock Appreciation Rights (“SARS”), may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator.

● Dividend Equivalent Awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

● Performance Awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in common stock or in a combination of both.

● Stock Payment Awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

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● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of common stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

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In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the common stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any NASDAQ rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of common stock issuable under the 2018 Plan.

Certain Relationships and Related Transactions

The following is a description of transactions since January 1, 2016 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of Blue Star’s pre-Merger capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

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From January 2006 through May 2017, Blue Star issued an aggregate of $2,910,000 6% demand promissory notes to John Keeler, our Executive Chairman. We can prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received.

John Keeler, our Executive Chairman, and Christopher Constable, our Chief Financial Officer own 75% and 20%, respectively, of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Executive Chairman, and Christopher Constable, our Chief Financial Officer own 80% and 15%, respectively, of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolad to the Company.

John Keeler, our Executive Chairman, and Christopher Constable, our Chief Financial Officer own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which holds the Company’s packaged crab meat on consignment in the United Kingdom.

We lease approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility under a lease expiring in June 2021 for $16,916 per month from Keeler Real Estate, a corporation 33% owned by each trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom are our Executive Chairman, John Keeler’s children. The Company is a guarantor of the mortgage on the distribution facility which had a balance of approximately $1,325,189 as of June 30, 2018.

From time to time, we may prepay Bacolod for future shipments of product which may represent two to three months of purchases. There was no balance due for future shipments from Bacolad as of December 31, 2017 and there was $982,000 due as of December 31, 2016.

A company owned by the parents of John Keeler, our Executive Chairman, is a party to the Settlement Agreement and was issued 40 Units on November 8, 2018 in connection with the Company Settlement.

John Keeler, our Executive Chairman, is a party to an Unconditional and Continuing Guaranty, dated August 31, 2016, with ACF, pursuant to which Mr. Keeler is guarantor of the Company’s obligations under our Loan and Security Agreement with ACF.

On March 31, 2018, we issued options to purchase 104 shares of common stock of Blue Star with an exercise price of $10,000 per share to Carlos Faria, our President and Chief Executive Officer, for services provided to Blue Star. Upon the closing of the Merger, such options were converted into ten-year immediately exercisable options to purchase an aggregate of 3,120,000 shares of Common Stock at an exercise price of $0.333 under the 2018 Plan,

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On November 8, 2018, we issued Christopher Constable, our Chief Financial Officer, a ten-year option under the 2018 Plan to purchase 3,120,000 shares of Common Stock at an exercise price of $2.00 which vest one-year from the date of grant.

On November 8, 2018, we issued 600 Units in the Offering to Nubar Herian, a director of our company, for $600,000.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our Common Stock is not quoted or traded on any exchange. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our Common Stock quoted on the OTC Markets. There can be no assurances that our Common Stock will be quoted on the OTC Markets or that an active trading market will ever develop.

As of November 12, 2018, we have 16,015,000 shares of Common Stock outstanding held by six stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Our Loan and Security Agreement with ACF contains terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Shares Eligible for Future Sale

Prior to the Merger, there has been no public market for our Common Stock. Future sales of our Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the completion of the Offering, we had 15,750,000 shares of Common Stock outstanding, of which our directors and executive officers beneficially own 15,000,000 shares. No shares issued in connection with the Merger can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of filing this Current Report on Form 8-K.

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Sale of Restricted Shares

All of the shares of Common Stock outstanding upon completion of the Offering will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701.

Lock-up Agreements

In connection with the Merger, holders of 15,750,000 shares of our Common Stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible or exercisable for shares of Common Stock during the Restricted Period in excess of 50% of all of the Common Stock held by (or issuable to) them and at a price below $2.20 per share. Notwithstanding such restrictions, during the Restricted Period (i) the Restricted Holders may transfer up to 10% of their shares to a charitable organization which agrees to be bound by such Lock-Up restrictions and (ii) the Pre-Merger Holders may transfer up to 10% of their shares to a third party which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, neither the Restricted Holders nor the Pre-Merger Holders may sell, dispose or otherwise transfer more than one-third of the Common Stock held by such Holder in any two-month period.

Following the Restricted Period and subject to the terms of the lock-up agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the Restricted Period, certain of the shares of Common Stock that are restricted securities or are held by our affiliates as of the date of the Merger will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Registration Rights

Within 120 business days after the closing of the Offering, the Company agreed pursuant to the Registration Agreement to file the Registration Statement on Form S-1 with the SEC covering the Registrable Shares, and use its commercially reasonable efforts to cause such Registration Statement to be declared effective and to keep such Registration Statement effective for the Effectiveness Period. Notwithstanding the foregoing, in the event that the SEC limits the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the SEC Cutback.

The holders of Registrable Shares will have “piggyback” registration rights for such Registrable Shares with respect to two registration statements in accordance with the terms and the notice requirements of the Registration Agreement, subject to a SEC Cutback or a customary cutback in an underwritten offering, both which would be pro rata.

The Company has also agreed to register shares issued in connection with the Merger and shares issuable to the Settlement Parties on the Registration Statement.

Stock Plans

We intend to file with the SEC a registration statement under the Securities Act covering the shares of Common Stock that we may issue (i) upon exercise of outstanding options under the 2018 Plan, and (ii) that are outstanding or reserved for issuance under the 2018 Plan. Such registration statement is expected to be filed and become effective as soon as practicable after the consummation of the Merger. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 lock-up agreements described above, if applicable.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date of this Report, we had 16,015,000 shares of Common Stock issued and outstanding, and 1,413 shares of Series A Stock issued and outstanding.

Also outstanding are options to purchase 3,120,000 shares of Common Stock issued in connection with the Merger under the 2018 Plan at an exercise price of $0.333 per share and 3,120,000 shares at an exercise price of $2.00 per share; and warrants to purchase 353,250 shares of Common Stock which were issued to investors in the Offering and those investors which entered into the Settlement Agreement, at an exercise price of $2.40.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock”.

The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of Common Stock, and to all other equity securities issued by the Company; (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) of the Company.

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Dividends. Cumulative dividends shall accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of Common Stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the Common Stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of Common Stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board. No dividends on shares of Series A Stock shall be authorized, paid or set apart for payment at any time when the terms and provisions of any agreement of the Company prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. No dividends will be declared or paid or set aside for payment and no other distribution will be declared or made upon shares of Common Stock or preferred stock that rank junior to the Series A Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up of the Company, and (iii) any shares of Common Stock and preferred stock that the Company may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company that it may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

Liquidation Preference. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company that it may issue ranking on a parity with the Series A Stock in the distribution of assets, then the holders of the Series A Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Company, will not be deemed a liquidation, dissolution or winding up of the Company.

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Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder thereof, into shares of Common Stock at a conversion rate of 500 shares of Common Stock per each share of Series A Stock (the “Conversion Rate”), subject to adjustment from time to time as follows: if the Company declares or pays any dividend or makes any distribution on Common Stock payable in shares of Common Stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock then in each such case the Conversion Ratio will be adjusted, so that the holder of any shares of Series A Stock will be entitled to receive upon conversion thereof the number of shares of Common Stock or other securities or property that such holder would have owned or have been entitled to receive upon the happening of such event had such Series A Stock been converted immediately prior to the relevant record date or the effective date of such event.

Other than the Merger, upon a merger, share exchange or consolidation of the Company; the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, of all or substantially all of the Company’s assets; or any agreement providing for any of the foregoing, each share of Series A Stock will remain outstanding and will thereafter be convertible into, or will be converted into a security which shall be convertible into, the kind and amount of securities or other property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such share of Series A Stock immediately prior to such business combination would have been entitled upon such business combination.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a sufficient number of its shares of Common Stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Holders of Series A Stock have no voting rights, except (i) the affirmative vote of at least two-thirds of the Series A Stock outstanding will be required to authorize or create, or increase the authorized or issued amount of capital stock ranking senior to the Series A Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Certificate of Incorporation which would have a material adverse effect on the rights, preferences, privileges or voting powers of the Series A Stock or (ii) as otherwise required by law. On each matter on which holders of Series A Stock are entitled to vote, each share of Series A Stock will be entitled to one vote.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

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●	Restricting dividends on the Common Stock

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

We issued Warrants to purchase an aggregate of 181,250 shares of Common Stock to investors purchasing Units in the Offering and Warrants to purchase an aggregate of 172,000 shares of Common Stock to the Settlement Parties in connection with the Company Settlement. Each Warrant entitles the holder to purchase shares of Common Stock at an exercise price of $2.40 per share and will expire three years from the date of issuance. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder.

The Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

Options

An option to purchase 3,120,000 shares of Common Stock with an exercise price of $0.333 per share and an option to purchase 3,120,000 shares of Common Stock with an exercise price of $2.00 per share have been granted under the 2018 Plan to certain of our officers.

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Other Convertible Securities

As of November 12, 2018, other than the securities described above, the Company does not have any outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws that will be in effect immediately prior to the consummation of the Merger contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by the majority of our board of directors.

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Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”

Transfer Agent

The transfer agent for our Common Stock is VStock Transfer, LLC, with an address at 18 Lafayette Place, Woodmere, New York 11598.We will serve as warrant agent for the outstanding warrants.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

Item 3.02 Unregistered Sales of Equity Securities

The Offering

The information regarding the Offering set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and “Description of Securities” is incorporated in this Item 3.02 by reference.

Securities Issued by the Company in Connection with the Merger

On November 8, 2018, pursuant to the terms of the Merger Agreement, all of the shares of common stock of Blue Star were exchanged for 15,000,000 restricted shares of Common Stock.

On November 8, 2018, Christopher Constable was issued a ten-year option to purchase 3,120,000 shares of Common Stock, which option vests and becomes exercisable one year from the date of issuance.

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On November 8, 2018, upon the closing of the Merger, 80,000 shares of Common Stock were issued to The Crone Law Group, P.C. for legal services, 129,500 shares of Common Stock were issued to Sandstone Group Corp. and 55,500 shares were issued to Newbridge Securities Corporation for financial advisory services provided to Blue Star in connection with the Merger.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Units in the Company Settlement

Concurrently with the closing of the Merger on November 8, 2018, we issued an aggregate of 688 Units to the Settlement Parties in connection with the Company Settlement. The sale of these securities was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

Sales of Unregistered Securities of Blue Star

The following list sets forth information as to all securities Blue Star sold from November __, 2015 through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

On May 5, 1995, we issued 500 founder shares to John Keeler for $500. Prior to the Merger, John Keeler was the sole stockholder of Blue Star.

On March 31, 2018, Carlos Faria was issued an option to purchase 104 shares of Blue Star common stock at an exercise price of $10,000 per share. Upon the closing of the Merger, such option was converted into an immediately exercisable ten-year option to purchase 3,120,000 shares of Common Stock at an exercise price of $0.333 under the 2018 Plan.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated in this Item 3.03 by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

On November 8, 2018, our board of directors approved the dismissal of D. Brooks and Associates CPA’s, P.A. (“Brooks”) as our independent accountants. Brooks had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Brooks is that, following the consummation of the Merger on November 8, 2018, (i) the former stockholders of Blue Star owned a significant amount of the outstanding shares of our Common Stock and (ii) our primary business became the business previously conducted by Blue Star. The independent registered public accountant of Blue Star was the firm of MaloneBailey, LLP (“Malone”). We believe that it is in our best interest to have Malone continue to work with our business, and we therefore retained Malone as our new independent registered accounting firm, to be effective immediately following the filing with the SEC of our Annual Report on Form 10-K for the fiscal year ended October 31, 2018. Malone is located at 9801 Westheimer Road, Suite 1100, Houston, Texas 77042.

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The report of Brooks on our financial statements for the fiscal years ended February 28, 2018 and February 28, 2017 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From inception, there were no disagreements with Brooks on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Brooks, would have caused it to make reference to the matter in connection with its reports.

We have made the contents of this Current Report on Form 8-K available to Brooks and requested it to furnish us a letter addressed to the SEC as to whether Brooks agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. On November 8, 2018, our board of directors approved the engagement of Malone as our new independent registered public accountants. During our two most recent fiscal years and the subsequent interim periods through June 30, 2018, we did not consult Malone regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of directors and departure and appointment of executive officers of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated in this Item 5.02 by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated in this Item 5.02 by reference. For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated this Item 5.02 by reference.

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For information about compensation to our directors see “Directors, Executive Officers, Promoters and Control Persons—Director Compensation” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated in this Item 5.02 by reference.

There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director. For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated in this Item 5.02 by reference.

Reference is made to the descriptions of the 2018 Plan, set forth under the heading “Executive Compensation—Equity Compensation Plans” in Item 2.01 of this Current Report on Form 8-K, which descriptions are incorporated in this Item 5.02 by reference. The descriptions of the 2018 Plan, contained in this Report does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached hereto as Exhibit 10.8, and is incorporated herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Fiscal Year

On November 8, 2018, our board of directors approved a change in our fiscal year from a fiscal year ending October 31 to a fiscal year ending on December 31 of each year, which is the fiscal year of Blue Star. Our 2018 fiscal year will end on December 31, 2018.

Item 5.06	Change in Shell Company Status.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the consummation of the Merger we believe that we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 8, 2018, stockholders holding all of the then outstanding shares of our Common Stock executed a written consent in lieu of meeting to approve the following:

● the Merger Agreement and all transactions and agreements contemplated thereby, including the consummation of the Merger; and

● the adoption of the 2018 Plan. The information regarding submission of matters to a vote of security holders set forth in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated in this Item 5.07.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the following are filed as exhibits to this Current Report on Form 8-K:

●	Unaudited financial statements of Blue Star as of, and for the six months ended June 30, 2018 and 2017 are filed as Exhibit 99.1 hereto.
●	Audited financial statements of Blue Star as of, and for the fiscal years ended, December 31, 2017 and 2016 are filed as Exhibit 99.2 hereto.

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(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements as of July 31, 2018, and for the fiscal year ended October 31, 2017 and as of and for the nine months ended July 31, 2018 are filed as Exhibit 99.3 hereto.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of November 8, 2018, by and among the Company, Blue Star, Acquisition Sub and John Keeler
2.2*	Articles of Merger between Blue Star and Acquisition Sub
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.2	Certificate of Amendment, dated November 5, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.3	Certificate of Designation of 8% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
10.1*	Form of Subscription Agreement
10.2*	Form of Amendment to Subscription Agreement
10.3*	Form of Warrant
10.4*	Form of Registration Rights Agreement
10.5*	Form of Settlement Agreement and Mutual General Release
10.6*	Forms of Lockup Agreement for Pre-Merger Stockholders and Officers and Directors
10.7*	Form of Redemption Agreement
10.8*	2018 Incentive Stock Option Plan
10.9*	Form of Stock Option Agreement
10.10*	Loan and Security Agreement, dated August 31, 2016 between the Company and ACF
10.11*	First Amendment to Loan and Security Agreement and Reservation of Rights, dated November 18, 2016, between the Company and ACF
10.12*	Second Amendment to Loan and Security Agreement, dated June 19, 2017, between the Company and ACF
10.13*	Third Amendment to Loan and Security Agreement, dated October 16, 2017, between the Company and ACF
10.14*	Fourth Amendment to Loan and Security Agreement, dated September 19, 2018, between the Company and ACF
10.15*	Fifth Amendment to Loan and Security Agreement, dated November 8, 2018, between the Company and ACF
10.16*	$14,000,000 Revolving Credit Note, dated August 31, 2016 between the Company and ACF
10.17*	Patent Security Agreement, dated August 31, 2016, between Blue Star and ACF FINCO LP
10.18*	Lease Agreement, dated May 1, 2001, between Blue Star and John Keeler Real Estate Holdings, Inc.
10.19*	Master Software Development Agreement, dated February 6, 2017 between the Company and Claritus Management Pvt. Ltd.
10.20*	$500,000 Demand Note, dated January 4, 2006 from Blue Star in favor of John Keeler and Maria Keeler
10.21*	$300,000 Demand Note, dated March 22, 2006 from Blue Star in favor of John Keeler and Maria Keeler
10.22*	$200,000 Demand Note, dated March 31, 2006 from Blue Star in favor of John Keeler and Maria Keeler
10.23*	$100,000 Demand Note, dated November 21, 2007, from Blue Star in favor of John Keeler
10.24*	$516,833.83 Demand Note, dated July 31, 2013 from Blue Star in favor of John Keeler
10.25*	$500,000 Demand Note, dated May 30, 2017 from Blue Star in favor of John Keeler
99.1*	Blue Star financial statements for the fiscal years ended December 31, 2017 and 2016
99.2*	Blue Star financial statements for the six months ended June 30, 2018 and 2017
99.3*	Pro-forma financial statements

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2018

Blue Star Foods Corp.

By:	/s/ John Keeler
John Keeler
Executive Chairman

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